Exhibit 10.2

Execution Version

FORM OF

LOCK-UP AND RELEASE AGREEMENT

April 20, 2026

Forge Nano, Inc.

12300 Grant St. #100

Thornton, CO 80241

Attn:  Paul Lichty, CEO

E-mail:  [*********]

Re:	Lock-Up and Release Agreement (this “Agreement”)

Reference is made to that certain Agreement and Plan of Merger, dated as of the date hereof, as may be amended, supplemented or otherwise modified from time to time (the “Merger Agreement”), by and among (i) Archimedes Tech SPAC Partners II Co., a Cayman Islands exempted company (the “Purchaser”), (ii) ATII Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Pubco”), (iii) ATII Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub I”), (iv) ATII Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Purchaser (“Merger Sub II”) and (v) Forge Nano, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

As a material inducement for, and a condition to the willingness of, Pubco to enter into the Merger Agreement and to consummate the transactions contemplated thereby, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned (together with the undersigned’s affiliated Persons set forth on Schedule A hereto entitled to receive Merger Consideration pursuant to the Merger Agreement, the “Subject Party”) hereby agrees as follows:

1.            Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or partnership or other ownership interests or by Contract or otherwise, and the terms “controlling”, “under common control with” and “controlled by” have correlative meanings to the foregoing.

(b)     “Beneficially Own” means, with respect to any Subject Shares, having “beneficial ownership” as determined pursuant to Rule 13d‐3 promulgated under the Exchange Act.

(c)     “Disability” means (i) the inability of the Subject Party, by reason of bona fide physical or mental injury, illness or other similar cause, to perform the duties and responsibilities of the Subject Party’s provision of services to the Target Companies for a period of at least 180 days or more during any 365-day period and where such injury, illness or other similar cause is reasonably anticipated to continue to prevent the Subject Party from operating or functioning in a similar capacity after such 180-day period, which determination shall be made by a licensed independent physician reasonably agreed in writing by Pubco and the Subject Party (or his or her authorized representative or power-of-attorney), or (ii) if the Subject Party is a participant in a long-term disability plan of Pubco or any of its Subsidiaries or Affiliates, the determination of disability under such plan also will be considered “Disability” for purposes of this Agreement.

(d)    “Hedge” means to acquire any option or right or any equivalent contract to, directly or indirectly (including through one or more synthetic transactions), sell or otherwise dispose of the economic interest in Lock-Up Shares, or to enter into any swap, hedge, synthetic arrangement or any other agreement, including any short sales of Lock-Up Shares, purchase of, or entry into, any put or call option, forward, swap or other derivative positions, transactions or instruments, that directly or indirectly Transfers, in whole or in part, the economic interest in Lock-Up Shares, including the establishment or increase of any “put equivalent position” or liquidation or a decrease of a “call equivalent position” in Lock-Up Shares within the meaning of Section 16 of the Exchange Act. When used as a noun, “Hedge” has a correlative meaning.

(e)     “Lock-Up Period” means the period commencing on the date hereof and ending at the earlier of (i) 11:59 p.m. (Eastern Time) on the six (6) month anniversary of the Closing Date or (ii)11:59 p.m. (Eastern Time) on the date on which the last reported sale price of the shares of Pubco Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and other similar transactions) for any twenty (20) trading days within any thirty (30) trading day period after the consummation of the First Company Merger pursuant to the Merger Agreement.

(f)       “Lock-Up Shares” means, during the Lock-Up Period, one hundred percent (100%) of the Subject Shares.

(g)      “Share Certificate” means a certificate evidencing Lock-Up Shares.

(h)     “Subject Shares” means the aggregate Merger Consideration, comprised of shares of Pubco Common Stock, received by the Subject Party pursuant to the Merger Agreement, whether such shares of Pubco Common Stock are owned directly or otherwise Beneficially Owned by the Subject Party.

(i)     “Transfer” means, with respect to any Subject Shares or a right attributable thereto or interest therein, any direct or indirect sale, exchange, assignment, transfer (including by merger, conversion or operation of law), gift or other disposition of such Subject Shares, whether voluntary, involuntary or by operation of law and including by means of any Hedge, or a charge, mortgage, pledge of or granting of any other form of security interest in any such Subject Shares or interest therein (or such right attributable thereto). For the avoidance of doubt, a Transfer shall include any of the foregoing actions by the Subject Party who is not a natural person or by any equityholder in any such Subject Party that is not a natural person continuing up the ownership chain to and including a natural person.

2.           Transfer Restrictions. During the period beginning as of the date hereof and continuing until the expiration of the Lock-Up Period, and subject to the exceptions in Sections 3, 4, 5 and 6, hereof, the Subject Party shall not Transfer, permit or cause the Transfer of, any Lock-Up Shares (whether or not any transaction is to be settled by delivery of Lock-Up Shares or such other securities, in cash or otherwise), or make a public announcement of any intention to effect such a Transfer. Any purported Transfer that does not comply with the terms of this Agreement shall be null and void . For the avoidance of doubt, this Agreement does not purport to restrict any Transfer of shares of Pubco Common Stock (i) acquired in open market transactions by the Subject Party (whether prior to, on or after the Closing Date), or (ii) that are Subject Shares but no longer qualify as Lock-Up Shares.

3.           Permitted Transfers. Notwithstanding anything to the contrary in this Agreement, the Subject Party may Transfer the Subject Party’s Lock-Up Shares only in the following circumstances:

(a)      to Pubco’s directors or officers or any affiliates or family members of Pubco’s directors or officers;

(b)     if the Subject Party is an individual, by gift to a member of the Subject Party’s Immediate Family or to a trust, the beneficiary of which is a member of such Subject Party’s Immediate Family or an affiliate of such person, or to a charitable organization; provided that in the case of an Immediate Family member that is a trust, such trust does not require or permit the distribution of any of the Lock-Up Shares other than to the Subject Party and/or the Subject Party’s Immediate Family members; provided, further, that any such Transfer shall be for bona fide estate planning purposes and does not involve a disposition for value;

(c)     if the Subject Party is an individual, by virtue of laws of descent and distribution upon death of Subject Party or otherwise in connection with Transfers by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the Immediate Family of the Subject Party;

(d)     if required pursuant to any Applicable Law or a final and non-appealable Governmental Order of any Governmental Authority (including by Transfers by operation of law pursuant to a qualified domestic order, divorce settlement, or divorce decree or separation agreement or wind-up or dissolution of a legal entity);

(e)      to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (d) above; and

provided that in the case of any Transfer pursuant to clauses (a)-(d), each transferee shall execute and deliver to Pubco a lock-up letter substantially in the form of this Agreement as a condition to the effectiveness of such Transfer.

4.           Termination. This Agreement shall terminate upon the earlier of (i) the expiration of the Lock-Up Period, (ii) the termination of the Merger Agreement in accordance with Section 8.1 of the Merger Agreement, and (iii) to the extent that the Subject Party is employed by the Company as of the date hereof, the termination of such employment of the Subject Party by Pubco (or its Affiliate) without Cause (as defined in the Subject Party’s employment agreement).

5.          Pubco Transactions. Notwithstanding anything to the contrary in this Agreement, the Subject Party shall be permitted to Transfer the Lock-Up Shares to a third party pursuant to a tender or exchange offer for shares of Pubco Common Stock or other transaction involving shares of Pubco Common Stock, including, without limitation, a merger, consolidation, stock exchange, reorganization or other business combination or similar transaction, involving a change of control or similar extraordinary transaction of Pubco that, in each case, has been approved by the board of directors of Pubco (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the Subject Party may agree to Transfer the Subject Party’s Lock-Up Shares in connection with any such transaction, or vote any of the Subject Party’s Lock-Up Shares in favor of any such transaction); provided that all of the Subject Party’s Lock-Up Shares that are not so Transferred remain subject to this Agreement; and provided, further, that it shall be a condition of the Transfer that if such transaction is not completed, any of the Subject Party’s Lock-Up Shares shall remain subject to the restrictions herein.

6.          Stop Transfer Instructions. In furtherance of the foregoing, Pubco and any duly appointed transfer agent for the registration or Transfer of the securities described herein are hereby authorized to decline to make any Transfer of securities if such Transfer would constitute a violation or breach of this Agreement. The Subject Party agrees and hereby consents to the entry of stop transfer instructions with Pubco’s transfer agent and registrar against the Transfer of the applicable portion of the Subject Shares that, at such time during the Lock-Up Period, constitutes Lock-Up Shares except in compliance with and as contemplated by Sections 3, 4 and 5. The Subject Party further understands and acknowledges that this Agreement is irrevocable and shall be binding upon its heirs, legal representatives, successors and assigns.

7.           (a)    Legends. The Subject Party acknowledges that, to the extent applicable, each Share Certificate shall be endorsed with the legend substantially in the form set forth below, as well as any additional legend imposed or required by Applicable Law.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON SALE OR TRANSFER CONTAINED IN A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF PUBCO.

(b)     Pubco will take all actions necessary to have the Lock-Up Legend and all stop transfer instructions removed from each applicable portion of the Subject Shares on the date such portion no longer constitutes Lock-Up Shares. In connection with any removal of the Lock-Up Legend and stop transfer instructions pursuant to this paragraph, if required by Pubco’s transfer agent and registrar, Pubco will, at its expense, promptly cause an opinion of counsel to be delivered to and maintained with such transfer agent and registrar, together with any other authorizations, certificates and directions required by such transfer agent and registrar, that authorize and direct the transfer agent and registrar to issue such Subject Shares without a Lock-Up Legend.

8.            Representations, Warranties and Acknowledgments.

(a)      Each party hereby represents and warrants to the other party that it has full power and authority to enter into this Agreement.

(b)     The Subject Party represents and warrants that, when the Lock-Up Shares are issued to the Subject Party, the Subject Party will have, and, except as contemplated by Sections 3, 4 and 5 above, will retain for the duration of the Lock-Up Period good and marketable title to its Subject Shares, free and clear of all liens, encumbrances, and claims whatsoever (other than arising or as expressly permitted under this Agreement or under applicable securities laws).

(c)     The Subject Party understands that his, her, their or its entry into this Agreement is a condition to the Subject Party’s entitlement to receive the Subject Shares and that Pubco is relying upon this Agreement in performing its respective obligations that are subject to such condition.

9.           Release.

(a)     The Subject Party, on behalf of itself and its Affiliates, hereby releases and forever discharges the Pubco (including the Target Companies following the Closing) and their respective officers, managers, directors, employees and representatives (each, solely in their capacity as such, a “Seller Released Person”) from all debts, demands, Proceedings, covenants, torts and damages and all defenses, offsets, judgments and liabilities whatsoever, of every name and nature, both at law and in equity, known or unknown, accrued or unaccrued, that have been or could have been asserted against any Seller Released Person, or which the Subject Party has or has ever had, in the Subject Party’s or its Affiliates’ capacity as an owner of equity interests in the Target Companies prior to the Closing (individually, a “Seller Released Claim” and, collectively, the “Seller Released Claims”). For the avoidance of doubt and by way of example only, nothing contained herein will operate to release, and the term Seller Released Claims shall not include, (A) any obligations of the Target Companies to any employee with respect to accrued and unpaid salary, paid time off, expense reimbursement and other compensation or employee benefits, in each case, arising in the ordinary course prior to the Closing Date, (B) any indemnification obligations of any of the Target Companies to the Subject Party under the Organizational Documents of such Target Company, (C) any rights or claims under this Agreement or any commercial arrangement between the Subject Party or its Affiliates, on the one hand, and any Seller Released Person, on the other hand, (D) any claims that cannot be released as a matter of Applicable Law, or (E) any claims that do not arise out of the Subject Party’s or its Affiliates’ capacity as an owner of equity interests in the Target Companies prior to Closing (clauses (A) – (E), collectively, the “Permitted Claims”).

(b)     Subject to the other provisions set forth in this Section 9, the Subject Party: (A) expressly waives and relinquishes all rights and benefits that the Subject Party may have under Applicable Law with respect to the matters released under this Section 9, including any state law or any common law principles limiting waivers of unknown claims; (B) understands that the facts and circumstances under which the Subject Party gives this full and complete release and discharge of the Seller Released Persons may hereafter prove to be different than now known or believed to be true by the Subject Party; and (C) accepts and assumes the risk thereof and agrees that the Subject Party’s full and complete release and discharge of the Seller Released Persons with respect to the matters described in this Section 9 shall remain effective in all respects and not be subject to termination, rescission or modification by reason of any such difference in facts and circumstances.

(c)     By executing this Agreement, Pubco acknowledges and agrees that the Subject Party is not releasing or waiving thereunder (or otherwise) any Permitted Claims.

(d)     In furtherance and not in limitation of any other provision set forth in this Section 9, except as otherwise set forth herein or as prohibited by law or statute, it is the intention of the Subject Party, on behalf of itself and its Affiliates, to extinguish all Seller Released Claims and consistent with such intention, the Subject Party, on behalf of itself and its Affiliates, hereby expressly waives his, her or its rights to the fullest extent permitted by law, to any benefits of the provisions of Section 1542 of the California Civil Code or any other similar state law, federal law or principle of common law, which may have the effect of limiting the releases set forth herein, which reads in full as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

10.        Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via electronic mail transmission to the electronic mail address given below (provided no rejection notice is received by the sender); (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth (5th) day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to Pubco:

Forge Nano, Inc.

12300 Grant St. #100

Thornton, CO 80241

Attn: Paul Lichty, CEO

E-mail: [*********]

with a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attn: Benjamin M. Goodchild

E-mail: [*********]

If to the Subject Party:
To the address set forth on the signature page attached hereto.

Any party may change its address for the purpose of this Section 10 by giving the other parties written notice of its new address in the manner set forth above.

11.          Miscellaneous.

(a)     Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(b)     Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced as a result of any Applicable Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner material to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

(c)      Entire Agreement; Amendments and Waivers. This Agreement represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and, except as explicitly set forth herein, supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Except as otherwise expressly provided herein, remedies hereunder are cumulative and are not exclusive of any other remedies provided by Applicable Law.

(d)    Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. This Agreement shall be binding upon and inure solely to the benefit of Pubco, the Subject Party and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(e)     Governing Law. This Agreement, and all proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties in the negotiation, administration, performance and enforcement hereof, shall be governed by, and construed and enforced in accordance with, the Applicable Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Applicable Laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably (i) submits to the personal jurisdiction of the Specified Courts (as defined in the Merger Agreement), (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) waives any objection to the laying of venue of any Proceeding relating to this Agreement or the transactions contemplated hereby in such court, (iv) waives and agrees not to plead or claim in any such court that any Proceeding relating to this Agreement or the transactions contemplated hereby brought in any such court has been brought in an inconvenient forum, and (v) agrees that it will not bring any Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Specified Courts. Each party agrees that service of process upon such party in any such Proceeding shall be effective if notice is given in accordance with Section 10.

(f)     Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(f).

(g)     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

(h)     Electronic Signatures. Each party hereby consents to receipt of this Agreement in electronic form and understands and agrees that this Agreement may be signed electronically. In the event that any signature is delivered by electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Agreement, such electronic mail or other electronic transmission shall create a valid and binding obligation of the applicable party with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by electronic mail or other electronic transmission is legal, valid and binding for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

Very truly yours,

SUBJECT PARTY:

By:

Name:
(please print full name)

Address:

(please print mailing address)

ACCEPTED AND AGREED TO:

FORGE NANO, INC.

By:

Name:
(please print full name)

Address:	12300 Grant St. #100

Thornton, CO 80241

(please print mailing address)

[Signature Page to Lock-Up and Release Agreement]

Schedule A

Name	ATII Holdings Inc.	Subject Shares
[___]	[___]	[___]